Exhibit 10.2

AMENDMENT NO. 6

TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of February 14, 2019 (this “Amendment”), among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech” and together with P&F and Florida Pneumatic, collectively, the “Borrowers” and each, a “Borrower”), JIFFY AIR TOOL, INC., a Delaware corporation (“Jiffy”), ATSCO HOLDINGS CORP., a Delaware corporation (“ATSCO”), BONANZA PROPERTIES CORP, a Delaware corporation (“Properties”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”) and EXHAUST TECHNOLOGIES, INC., a Delaware corporation, (“Exhaust”, and together with Jiffy, ATSCO, Properties, Continental, Countrywide, Embassy, collectively, “Guarantors” and each, a “Guarantor”) the financial institutions party to this Amendment as lenders (collectively, “Lenders”), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (“Agent”)

RECITALS:

A.       Borrowers, Guarantors, the lenders from time to time party thereto (collectively, the “Lenders”) and Agent have entered into the Second Amended and Restated Loan and Security Agreement dated as of April 5, 2017 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.       Borrowers have requested that Agent and the Lenders amend certain provisions of the Loan Agreement and permit certain Distributions.

C.       Subject to the terms and conditions set forth below, Agent and the Lenders party hereto are willing to amend the Loan Agreement as set forth herein.

In furtherance of the foregoing, the parties agree as follows:

Section 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definition in appropriate alphanumeric order:

“Fidelity Transaction: the repurchase, redemption or retirement for value of approximately 390,000 shares of P&F stock held by FMC, LLC and/or its affiliates solely for cash consideration of up to $3,100,000.”

(b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Fixed Charges” set forth therein and inserting the following definition in lieu thereof:

“Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (other than prepayments of Revolver Loans pursuant to Section 5.2 to the extent the Revolver Commitments are not permanently reduced by a corresponding amount pursuant to Section 2.1.4 ) and Distributions made (but excluding the Fidelity Transaction); provided that, for the applicable Measurement Periods, Fixed Charges shall be reduced by up to $750,000 in cash payments received by P&F in the 2018 Fiscal Year from the exercise by officers and directors of options to purchase P&F stock.”;

 (c)        The existing Section 2.1.3 of the Loan Agreement is hereby amended by deleting Section 2.1.3 in its entirety and replacing it with the following

“2.1.3        Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility or amendments thereof; (b) to pay Obligations in accordance with this Agreement; (c) to finance the Jiffy Acquisition and Permitted Acquisitions; (d) to make Permitted Investments and Distributions to the extent permitted under this Agreement and (e) for working capital and other lawful corporate purposes of Borrowers.”

(d)        The existing Section 10.2.4 of the Loan Agreement is hereby amended by deleting Section 10.2.4 in its entirety and replacing it with the following:

“10.2.4 Distributions; Upstream Payments; Executive Compensation. Declare or make any Distributions or pay executive compensation, except (a) Upstream Payments, (b) Distributions of Equity Interests that do not result in a Change of Control, (c) executive compensation, including incentive compensation, and management and directors’ fees and expenses consistent with past practice and, in the case of incentive compensation, with any incentive plans approved by the Board of Directors of P&F as set forth on Schedule 10.2.4 or as subsequently approved by such Board (or a committee thereof) and such Board’s independent compensation consultant reasonably satisfactory to Agent, (d) commencing January 1, 2017, Distributions in the form of the redemption or repurchase of the Equity Interests of P&F in an amount not to exceed (1) $1,700,000 in the Fiscal Year ending December 31, 2018 or (2) $1,000,000 in any other Fiscal Year, provided that, in each case (x) Availability is not less than $2,500,000 after giving effect to any such Distribution and (y) for any month in which any such Distribution is made, the Fixed Charge Coverage Ratio shall be determined as if a Reporting Trigger Period were in effect (i) as of such month end (i.e. determined for the then ending twelve month period) and (ii) for each of the eleven (11) month ends thereafter, and Borrower Agent shall deliver to Agent within 30 days (or such longer period as Agent may allow) of each such month end, a certificate of a Senior Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth above were satisfied with respect to the Distribution(s) made (if any) during such month, together with a reasonably detailed calculation of the Fixed Charge Coverage Ratio as of such month end, (e) commencing with the Fiscal Quarter ending March 31, 2016, quarterly Distributions to the holders of the Equity Interests of P&F in an amount not to exceed the lesser of $0.05 per share or $200,000 and (f) the Fidelity Transaction, provided that ((x) no Default or Event of Default exists before or after giving effect to the Fidelity Transaction, (y) Availability is not less than $2,500,000 after giving effect to the Fidelity Transaction and (z) the Fixed Charge Coverage Ratio as of the month end immediately preceding the consummation of the Fidelity Transaction (determined for the then ending twelve month period) is not less than 1.00 to 1.00; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.”

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 2. CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a)       Documentation. Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by Borrowers, Guarantors and all of the Lenders then party to the Loan Agreement, and (ii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

(b)       Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 3. REPRESENTATIONS AND WARRANTIES.

(a)       In order to induce Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to Agent and the Lenders as follows:

(i)       The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii)       No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)       In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each Guarantor represents and warrants to Agent and the Lenders that (i) this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and (ii) the execution, delivery and performance by each Borrower and each Guarantor of this Amendment (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except for (A) such as have been obtained or made and are in full force and effect or (B) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (x) do not and will not violate any Applicable Law or the Organic Documents of such Borrower or such Guarantor, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (y) do not and will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (z) do not and will not result in the creation or imposition of any Lien on any asset of any Obligor, except Liens created under the Loan Documents.

Section 4. MISCELLANEOUS.

(a)       Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendment set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendment contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the liens granted under the Loan Agreement and Security Documents to secure the Obligations). Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, or Agent under the Loan Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Loan Documents, in each case, as amended by this Amendment. This Amendment shall for all purposes constitute a Loan Document.

(b)       Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c)       Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)       Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e)       Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)       Notices. All communications and notices hereunder shall be given as provided in the Loan Agreement as amended hereby.

(g)       Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise except in a writing signed by Agent for such purpose.

(h)       Enforceability; Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

(i)       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

(j)       Guarantor Acknowledgement. Each Guarantor hereby: (i) consents to this Amendment and to the changes to the Loan Agreement to be effected by this Amendment; (ii) acknowledges that this Amendment does not in any way modify, limit, or release any of its obligations under the Loan Agreement; and (iii)  acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Section 4 having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Amendment No. 6 to Second Amended and Restated Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.

FLORIDA PNEUMATIC MANUFACTURING

CORPORATION

HY-TECH MACHINE, INC.

By: /s/ Joseph A. Molino, Jr.

Name: Joseph A. Molino, Jr.

Title: Vice President

GUARANTORS:

ATSCO HOLDINGS CORP.

JIFFY AIR TOOL, INC.,

BONANZA PROPERTIES CORP.,

CONTINENTAL TOOL GROUP, INC.

COUNTRYWIDE HARDWARE, INC.

EMBASSY INDUSTRIES, INC.

EXHAUST TECHNOLOGIES, INC.

By: /s/ Joseph A. Molino, Jr.

Name: Joseph A. Molino, Jr.

Title: Vice President

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent and Lender

By: /s/ Julianne Low

Name: Julianne Low

Title: Senior Director

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page